
Project Horizon 2.0 Reference Materials
January 4, 2024
EMERSON

As presented on 10/2

Analysis of Buy-In Premiums for Minority Stakes

Transactions Since 2019 Over $1B



U.S. Listed Targets
For Reference
Initial Premium
Final Premium
All Cash
All Stock
Combination
7%
14%
11%
17%
30%
45%
0%
23%
21%
25%
27%
50%
14%
26%
41%
47%
Santander / Santander Consumer
Brookfield Renewable Partners / Terraform
Kyocera / AVX
Shell / Shell Midstream Partners
BridgeBio / Eidos
Sumitomo Pharma / Myovant Sciences
Brookfield / Brookfield Properties
Schneider Electric / Aveva

	Santander / Santander Consumer	Brookfield Renewable Partners / Terraform	Kyocera / AVX	Shell / Shell Midstream Partners	BridgeBio / Eidos	Sumitomo Pharma / Myovant Sciences	Brookfield / Brookfield Properties	Schneider Electric / Aveva
Unaffected Share Price as a % of Unaffected 52 Week High[1]	93%	84%	78%	78%	78%	75%	72%	52%
Final Buy-In Premium vs. Unaffected 52 Week High[1]	6%	(1)%	12%	(4)%	(3)%	12%	(10)%	(24)%
# of Bumps	2	4	3	5	5	4	3	NA[2]
% Held at Announcement	80%	62%	72%	69%	63%	52%	60%	59%
Minority Stake Size ($B)	$2.5	$1.6	$1.0	$2.0	$1.0	$1.4	$6.5	$4.7
Target Industry	Financials	Power	Electrical Products	Oil & Gas	Biotech	Biotech	Real Estate	Software
Incorporation	U.S. C-Corp (Delaware)	U.S. C-Corp (Delaware)	U.S. C-Corp (Delaware)	U.S. LP (Delaware)	U.S. C-Corp (Delaware)	Bermuda	Bermuda	U.K. PLC

Source: Dealpoint, FactSet. Note: Includes select minority buy-ins since 2019 over $1B in total size. For illustrative purposes only. Does not reflect our views of value for AspenTech.
1 52-week high as of undisturbed date pre-first bid. 2 There was one disclosed public bump for Schneider's buy-in of Aveva, however, interim private bumps (if any) have not been publicly disclosed.

Precedent Buy-Ins Investor Messaging Approach

						Investor Materials at Bid Announcement											Investor Materials at Definitive Agreement					
		First Bid Announcement & Reaction (vs. Unaffected)				Press Release		Presentation		Call		Announcement of Definitive Agreement Signing & Reaction (vs. Unaffected)					Press Release		Presentation		Call	
Target	*Acquiror*	*Date*	*1-Day*	*5-Day*	*1-Month*	*Buyer*	*Seller*	*Buyer*	*Seller*	*Buyer*	*Seller*	*Date*	*From Annc. To Sign*	*1-Day*	*5-Day*	*1-Month*	*Buyer*	*Seller*	*Buyer*	*Seller*	*Buyer*	*Seller*
Santander Consumer	Santander	7/2/21	(3%)	(8%)	(9%)		✓					8/24/21	1.7 months	+3%	(1%)	(1%)	✓	✓				
Terraform	Brookfield Renewable Partners	1/13/20	(5%)	(6%)	+7%	✓	✓					7/29/20	6.5 months	(7%)	(2%)	(2%)		✓				✓
AVX	Kyocera	11/27/19	(1%)	+1%	+2%	✓						2/20/20	2.8 months	(0%)	(0%)	(4%)	✓	✓				
Shell Midstream Partners	Shell	2/11/22	+3%	+1%	+0%	✓	✓					7/25/22	5.5 months	+1%	+0%	+3%		✓				
Eidos	BridgeBio	8/9/19	(9%)	(7%)	+2%		✓					10/5/20	13.9 months	+0%	(3%)	+0%	✓		✓		✓	
Myovant Sciences	Sumitomo Pharma	10/3/22	+1%	+2%	+1%	✓	✓					10/23/22	0.7 months	+2%	(1%)	+15%	✓	✓				
Brookfield Properties	Brookfield	1/4/21	(3%)	(7%)	(6%)	✓	✓					4/1/21	2.9 months	+0%	(1%)	(2%)	✓	✓				
AVEVA	Schneider	9/21/22	+1%	+1%	+8%	✓		✓		✓	✓	11/25/22	2.1 months	(0%)	(2%)	(5%)		✓				

Source: Company filings and FactSet. Note: Share price reactions shown net of relevant local index (US acquirors compared to the S&P 500; French companies compared to Euronext and Japanese companies compared to Topix). Sorted as laid out on precedents page of main deck.

Summary Observations

- We reviewed bidding behavior and target response times in buy-in transactions for U.S. listed targets since 2019
- Below is a summary of bidding behavior in transactions:

	Bumps in Bid and Target Response Times			Premium Evolution (%) | All-Cash Transactions			
	# of Bumps Following Initial Offer	Days to Respond to Initial Offer	Days to Respond to Subsequent Bumps	Initial Premium in All Cash Transactions	% Increase in Offer in First Bump	% Increase in Offer in Second Bump	Final Premium in All Cash Transactions
Median	4	43	2	17 %	7 %	4 %	34 %
Min	2	5	0	0 %	2 %	2 %	14 %
Max	5	75	22	30 %	11 %	5 %	50 %

Source: Dealpoint, FactSet. Note: Includes select minority buy-ins since 2019 over $1B in total size. For illustrative purposes only. Does not reflect our views of value for AspenTech.

Summary of Target Response Time and Premium Evolution

Target Response Time Evolution (Days)



50
40
30
20
10
0
75
43
5
Median response time to initial offer of ~6 weeks
8
3
0
7
3
0
22
2
1
4
2
0
2
2
1
Initial Offer
Bump 1
Bump 2
Bump 3
Bump 4
Bump 5
Deals Included
7
7
7
6
4
2

Premium Evolution[1] (%) | All-Cash Transactions



Median Premium (%)
Median Offer Price Increase vs. Prior Offer (%)
30 %
25 %
20 %
15 %
10 %
5 %
0 %
30 %
17 %
0 %
11 %
7 %
2 %
5 %
4 %
2 %
4 %
2 %
2 %
4 %
3 %
1 %
1 %
Initial Premium
Bump 1
Bump 2
Bump 3
Bump 4
Bump 5
Deals Included
4
4
4
3
2
1

Source: Merger Proxy filings, FactSet. Note: Includes select minority buy-ins since 2019 over $1B in total size. For illustrative purposes only. Does not reflect our views of value for AspenTech.

[1] Represents % premium to unaffected share price for all cash deals.

Evolution of Offers in Precedent Take Privates

	Acquiror / Target	% Held / Minority Stake ($B)	Total Bumps	Initial Offer: Premium (%)[1]	Initial Offer: Days for Target to Respond	First Bump: Days to Prepare Offer	First Bump: Premium[1] / % Increase	First Bump: Days for Target to Respond	Second Bump: Days to Prepare Offer	Second Bump: Premium[1] / % Increase	Second Bump: Days for Target to Respond	Third Bump: Days to Prepare Offer	Third Bump: Premium[1] / % Increase	Third Bump: Days for Target to Respond	Fourth Bump: Days to Prepare Offer	Fourth Bump: Premium[1] / % Increase	Fourth Bump: Days for Target to Respond	Fifth Bump: Days to Prepare Offer	Fifth Bump: Premium[1] / % Increase	Fifth Bump: Days for Target to Respond
Cash	Santander / Santander Consumer	80% / $3B	2	7%	21	20	9% | 2%	NA[5]	5	14% | 4%	7									
Cash	Kyocera / AVX	72% | $1B	3	30%	43	6	36% | 5%	3	3	40% | 2%	8	1	45% | 4%	22[7]						
Cash	Shell / Shell Midstream Partners	69% | $2B	5	0%	62	7	9% | 9%	8	7	14% | 5%	4	41[8]	17% | 2%	NA[3]	9	22% | 4%	2	8	23% | 1%	2
Cash	Sumitomo Pharma / Myovant	52% | $2B	4	27%	5	16	41% | 11%	0	0	46% | 4%	NA[6]	1	49% | 2%	NA[4]	0	50% | 1%	0			
Mix	Brookfield / Brookfield Properties	60% | $7B	3		75	4		3	1		1	0		3						
Mix	BridgeBio / Eidos[2]	63% | $1B	5		35	2		1	1		2	0		1	2		1	0		1
Stock	Brookfield Renewable / Terraform	62% | $2B	4		48	7		5	0		0	0		1	0		4			
	Median	63% | $2B	4	17%	43	7	23% | 7%	3	1	27% | 4%	3	1	46% | 2%	2	1	36% | 3%	2	4	23% | 1%	2
	Average	65% | $2B	4	16%	41	9	24% | 7%	3	2	29% | 4%	3	7	37% | 3%	7	3	36% | 3%	2	4	23% | 1%	2

Source: Merger Proxy filings, FactSet. Note: Includes select minority buy-ins since 2019 over $1B in total size. For illustrative purposes only. Does not reflect our views of value for AspenTech. [1] Represents % premium to unaffected share price for all cash deals. [2] Represents negotiation process until deal was postponed in September 2019. [3] Offer not formally declined; committee provided updated financial projections which the parent incorporated in a subsequent bump. [4] Head of the special committee indicated he did not believe the board would support, before the board formally responded, the parent made an additional bump. [5] Both parties met to discuss the deal, leading to a bumped offer; no formal rejection. [6] While evaluating the offer, the target encouraged further negotiations; the parent proposed an additional bump before formal rejection. [7] Parent's final offer was subject to diligence, merger agreement negotiation, and the parent board approval, contributing to the extended final agreement. [8] Acquirer was exploring alternative transaction structures throughout negotiations, delaying the delivery of the third bump offer.

Appendix

EMERSON

Evolution of Premia in Mixed Consideration and All Stock Take Privates

Mixed Consideration

Acquiror / Target	Initial Offer: Ex. Ratio | Cash	Initial Offer: Cash / Stock Mix	First Bump: Ex. Ratio | Stock Bump[1]	First Bump: Cash Bump	First Bump: Implied Value Bump	Second Bump: Ex. Ratio | Stock Bump[1]	Second Bump: Cash Bump	Second Bump: Implied Value Bump	Third Bump: Ex. Ratio | Stock Bump[1]	Third Bump: Cash Bump	Third Bump: Implied Value Bump	Fourth Bump: Ex. Ratio | Stock Bump[1]	Fourth Bump: Cash Bump	Fourth Bump: Implied Value Bump	Fifth Bump: Ex. Ratio | Stock Bump[1]	Fifth Bump: Cash Bump	Fifth Bump: Implied Value Bump	Final Offer: Cash / Stock Mix
Brookfield / Brookfield Properties	0.400 | $3B	50% | 50%	0.400x | 0%	5%	2%	0.394x | (1)%	5%	2%	0.398x | 1%	2%	1%							53% | 47%
BridgeBio / Eidos[2]	1.300x | $0B	0% | 100%	1.430x | 10%	0%	10%	1.480x | 3%	0%	3%	1.500x | 1%	0%	1%	1.210 | (19)%[3]	NM[3]	(3)%[3]	1.180 | (3)%[3]	20%[3]	1%[3]	21% | 79%
Median			**5%**	**2%**	**6%**	**1%**	**2%**	**3%**	**1%**	**1%**	**1%**	**(19)%**	**NM**	**(3)%**	**(3)%**	**20%**	**1%**	

All Stock

Acquiror / Target	Initial Offer: Ex. Ratio	Initial Offer: Value vs. Undisturbed	Initial Offer: Target PF Ownership	First Bump: Ex. Ratio | Bump	First Bump: Value vs. Undisturbed	Second Bump: Ex. Ratio | Bump	Second Bump: Value vs. Undisturbed	Third Bump: Ex. Ratio | Bump	Third Bump: Value vs. Undisturbed	Fourth Bump – Final Offer: Ex. Ratio | Bump	Fourth Bump – Final Offer: Value vs. Undisturbed	Fourth Bump – Final Offer: Target PF Ownership
Brookfield Renewable / Terraform	0.360x	11%	~33%	0.365x | 1%	12%	0.370x | 1%	14%	0.375x | 1%	16%	0.381x | 2%	17%	35%

Source: Merger Proxy filings, FactSet. Note: Includes select minority buy-ins since 2019 over $1B in total size. For illustrative purposes only. Does not reflect our views of value for AspenTech.
[1] Represents % increase in stock consideration value based on acquiror's unaffected share price. [2] Represents negotiation process until deal was postponed in September 2019. [3] Proposals allow shareholders to elect between mixed and all stock consideration; for the purposes of illustrative analysis, assumes maximum cash threshold is reached and the remainder of target shares are purchased with stock.